Exhibit 99

Schedule 1

For the period beginning 60 days prior to the event which requires the filing of this statement, the Reporting Person set forth below effected the following transaction(s) in Class A Common Shares on the New York Stock Exchange. The prices below reflect the price paid by such Reporting Person per Class A Common Share on the relevant trade date.

Reporting Person	Type of Transaction	Trade Date	Number of Shares	Price per Share
Control Empresarial	Sale	1/9/2026	50,000	$32.3094 (1)
Control Empresarial	Sale	1/13/2026	106,000	$33.7255 (2)
Control Empresarial	Sale	1/14/2026	260,000	$33.1704 (3)
Control Empresarial	Sale	1/21/2026	9,000	$32.9067 (4)
Control Empresarial	Sale	1/22/2026	40,000	$33.7945 (5)
Control Empresarial	Sale	1/29/2026	35,000	$34.0676 (6)
Control Empresarial	Sale	1/30/2026	60,000	$33.4615 (7)
Control Empresarial	Sale	2/3/2026	59,341	$33.2817 (8)
Control Empresarial	Sale	2/3/2026	140,659	$34.096 (9)
Control Empresarial	Sale	2/4/2026	220,400	$34.825 (10)
Control Empresarial	Sale	2/4/2026	259,600	$35.2764 (11)
Control Empresarial	Sale	2/5/2026	157,200	$34.6574 (12)
Control Empresarial	Sale	2/6/2026	303,200	$35.6188 (13)
Control Empresarial	Sale	2/9/2026	228,500	$35.2622 (14)
Control Empresarial	Sale	2/10/2026	1,400	$34.50
Control Empresarial	Sale	2/11/2026	450,000	$35.3791 (15)

1. Weighted average price. These shares were sold in multiple transactions at prices ranging from $32.20 to $32.39 inclusive. The Reporting Persons undertake to provide the issuer, any security holder of the issuer, or the staff of the Securities and Exchange Commission (“SEC”), upon request, full information regarding the shares sold at each separate price within the range set forth in this footnote (1).

2. Weighted average price. These shares were sold in multiple transactions at prices ranging from $33.50 to $34.045 inclusive. The Reporting Persons undertake to provide the issuer, any security holder of the issuer, or the staff of the SEC, upon request, full information regarding the shares sold at each separate price within the range set forth in this footnote (2).

3. Weighted average price. These shares were sold in multiple transactions at prices ranging from $33.00 to $33.46 inclusive. The Reporting Persons undertake to provide the issuer, any security holder of the issuer, or the staff of the SEC, upon request, full information regarding the shares sold at each separate price within the range set forth in this footnote (3).

4. Weighted average price. These shares were sold in multiple transactions at prices ranging from $32.90 to $32.93 inclusive. The Reporting Persons undertake to provide the issuer, any security holder of the issuer, or the staff of the SEC, upon request, full information regarding the shares sold at each separate price within the range set forth in this footnote (4).

5. Weighted average price. These shares were sold in multiple transactions at prices ranging from $33.60 to $34.04 inclusive. The Reporting Persons undertake to provide the issuer, any security holder of the issuer, or the staff of the SEC, upon request, full information regarding the shares sold at each separate price within the range set forth in this footnote (5).

6. Weighted average price. These shares were sold in multiple transactions at prices ranging from $34.00 to $34.12 inclusive. The Reporting Persons undertake to provide the issuer, any security holder of the issuer, or the staff of the SEC, upon request, full information regarding the shares sold at each separate price within the range set forth in this footnote (6).

7. Weighted average price. These shares were sold in multiple transactions at prices ranging from $33.40 to $33.54 inclusive. The Reporting Persons undertake to provide the issuer, any security holder of the issuer, or the staff of the SEC, upon request, full information regarding the shares sold at each separate price within the range set forth in this footnote (7).

8. Weighted average price. These shares were sold in multiple transactions at prices ranging from $33.00 to $34.00 inclusive. The Reporting Persons undertake to provide the issuer, any security holder of the issuer, or the staff of the SEC, upon request, full information regarding the shares sold at each separate price within the range set forth in this footnote (8).

9. Weighted average price. These shares were sold in multiple transactions at prices ranging from $34.001 to $34.275 inclusive. The Reporting Persons undertake to provide the issuer, any security holder of the issuer, or the staff of the SEC, upon request, full information regarding the shares sold at each separate price within the range set forth in this footnote (9).

10. Weighted average price. These shares were sold in multiple transactions at prices ranging from $34.50 to $35.04 inclusive. The Reporting Persons undertake to provide the issuer, any security holder of the issuer, or the staff of the SEC, upon request, full information regarding the shares sold at each separate price within the range set forth in this footnote (10).

11. Weighted average price. These shares were sold in multiple transactions at prices ranging from $35.0501 to $35.82 inclusive. The Reporting Persons undertake to provide the issuer, any security holder of the issuer, or the staff of the SEC, upon request, full information regarding the shares sold at each separate price within the range set forth in this footnote (11).

12. Weighted average price. These shares were sold in multiple transactions at prices ranging from $34.40 to $34.99 inclusive. The Reporting Persons undertake to provide the issuer, any security holder of the issuer, or the staff of the SEC, upon request, full information regarding the shares sold at each separate price within the range set forth in this footnote (12).

13. Weighted average price. These shares were sold in multiple transactions at prices ranging from $35.50 to $35.92 inclusive. The Reporting Persons undertake to provide the issuer, any security holder of the issuer, or the staff of the SEC, upon request, full information regarding the shares sold at each separate price within the range set forth in this footnote (13).

14. Weighted average price. These shares were sold in multiple transactions at prices ranging from $35.10 to $35.555 inclusive. The Reporting Persons undertake to provide the issuer, any security holder of the issuer, or the staff of the SEC, upon request, full information regarding the shares sold at each separate price within the range set forth in this footnote (14).

15. Weighted average price. These shares were sold in multiple transactions at prices ranging from $35.00 to $35.90 inclusive. The Reporting Persons undertake to provide the issuer, any security holder of the issuer, or the staff of the SEC, upon request, full information regarding the shares sold at each separate price within the range set forth in this footnote (15).